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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 1, 1996


                              HILLS STORES COMPANY
             (Exact name of registrant as specified in its charter)


         DELAWARE                       1-9505                31-1153510
(State or other jurisdiction    (Commission file number)   (I.R.S. employer
     of incorporation)                                   identification number)

            15 DAN ROAD                                               02021
       CANTON, MASSACHUSETTS                                        (Zip Code)
(Address of principal executive office)


               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:

                                (617) 821-1000

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Item 5.  Other Events.
         ------------

On October 1, 1996, Hills Stores Company (the "Company") through its wholly-owned subsidiary Hills Department Store Company ("HDSC"), and C.R.H. International, Inc. ("CRH"), a wholly owned subsidiary of HDSC (CRH and HDSC are collectively referred to herein as the "Borrowers"), closed on a new $300 million secured revolving credit facility (the "Facility"), of which $200 million is available as a letter of credit facility. BankAmerica Business Credit, Inc. ("BABC") underwrote the Facility and serves as agent for the group of lenders. The Facility expires on September 30, 1999.

Borrowings under the Facility are limited by a borrowing base, as defined, and bear interest, at the option of the Borrowers, at either LIBOR or Bank of America's "reference rate" plus, in either case, a fluctuating margin based upon the Company's cash flow. The Borrowers must pay commitment fees at an annual rate of 3/8% on the average daily unused portion of the line. The Borrowers must also pay letter of credit fees on the aggregate face amount of outstanding letters of credit at an annual rate which also fluctuates depending upon the Company's cash flow. The Facility is secured by a pledge of all of the capital stock of the Borrowers and their subsidiaries (the "Subsidiaries") and a security interest in all tangible and intangible assets of the Company, the Borrowers and the Subsidiaries other than store fixtures, store equipment and real estate. The Facility is guaranteed by the Company and the Subsidiaries.

The financial covenants under the Loan and Security Agreement (the "Agreement") require (1) that the Company maintain tangible net worth (after adjusting for goodwill) of $130 million at year-end, with seasonally lower amounts at other times during the year, and (2) that EBITDA exceed cash requirements for capital expenditures, taxes, and net interest/debt service. The Agreement also contains, among other restrictions, provisions limiting to varying degrees: business combinations, the issuance of certain kinds of additional debt, the repurchase and prepayment of debt, and the payment of dividends. In addition, the Agreement also requires, on a date (the "Clean-Up Date") determined at the discretion of the Company between December 1 and March 31 of each year, the Borrowers to pay or prepay all of the outstanding loans and for a period of at least 30 consecutive days following the Clean-Up Date, the Borrowers shall have no direct borrowings outstanding under the Facility.

Front-end fees in connection with the Facility were $2.25 million. These front-end fees will be amortized over the life of the Facility. As of October 1, 1996, the outstanding loan balance under the Facility was $131 million.

In connection with the establishment of the Facility, HDSC's revolving credit facility with Chase Manhattan Bank and a group of lenders was terminated. In connection with this transaction, the



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Company will record an extraordinary, after-tax charge of approximately $2.2 million, or about 22 cents per share, in its third fiscal quarter ending November 2, 1996, from the write-off of deferred financing costs from the early extinguishment of the old loans and credit facility.

A copy of the Agreement and the Company's press release dated October 1, 1996 are filed as Exhibits to this Report and are incorporated by reference herein.


Item 7.  Exhibits
         --------

The following exhibits are filed as part of this Report:

Exhibit
Number      Title
------      -----

99.1 Loan and Security Agreement dated as of September 30, 1996 among the Financial Institutions named therein as the Lenders, BankAmerica Business Credit, Inc. as the Agent, Hills Department Store Company and C.R.H. International, Inc. as the Borrowers, and the Other Loan Parties named therein.

99.2        Press Release dated October 1, 1996.





                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on October 4, 1996.

                                    HILLS STORES COMPANY


                                    By: /s/ William K. Friend
                                       -------------------------------------
                                    Name: William K. Friend
                                    Title: Vice President-Secretary





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                                  EXHIBIT INDEX

                     Pursuant to Item 601 of Regulation S-K


Exhibit
Number      Title
------      -----


99.1 Loan and Security Agreement dated as of September 30, 1996 among the Financial Institutions named therein as the Lenders, BankAmerica Business Credit, Inc. as the Agent, Hills Department Store Company and C.R.H. International, Inc. as the Borrowers, and the Other Loan Parties named therein.

99.2        Press Release dated October 1, 1996.










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